Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report, dated March 26, 2019, in Amendment No. 1 to the Registration Statement on Form F-1 and related Prospectus of Brainsway Ltd., dated March 26, 2019.

Tel Aviv, Israel

March 26, 2019

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global